Exhibit 10.1

Amendment No. 1

to

Amended and Restated Stock Exchange Agreement

Dated as of October 29, 2024

This Amendment No. 1 to Amended and Restated Stock Exchange Agreement (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”) by and between (i) Reliance Global Group, Inc., a Florida corporation (the “Company”); (ii) Spetner Associates, Inc., a Missouri corporation (“SAI”); (iii) Jonathan Spetner (“Mr. Spetner”); and (iv) Agudath Israel of America, a New York corporation (“Agudath”). Mr. Spetner and Agudath may be referred to herein collectively as the “Sellers” and each individually as a “Seller”). Each of SAI and the Sellers may be referred to collectively herein as the “SAI Parties” and separately as a “SAI Party”. Each of the Company and each SAI Party may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, the Parties are all of the parties to that certain Amended and Restated Stock Exchange Agreement, dated as of September 6, 2024 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein, and pursuant to Section 10.12 of the Original Agreement, the Original Agreement may be so amended in writing;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used herein without definition shall have the meanings as set forth in the Original Agreement.

2.	Deposit Shares; Amendments.

(a)	On the Amendment Date, the Company shall issue to Mr. Spetner 70,032 shares of Company Common Stock, and shall issue to Agudath 70,032 shares of Company Common Stock (collectively, the “Deposit Shares”), which Deposit Shares the Parties acknowledge and agree have a total value of $329,430.53 based on the Nasdaq Minimum Price as of the Amendment Date.

(b)	Subject to the provisions of Section 2(d) and Section 2(e) of this Amendment, the Deposit Shares shall be deemed a deposit and a prepayment of a portion of the First Purchase Price, and shall constitute a portion of the First Payment Shares, provided that, notwithstanding anything in the Original Agreement to the contrary, the value of the Deposit Shares, and the portion of the First Purchase Price to be paid by issuance of the First Payment Shares (if and when payable) which has been satisfied by the issuance of the Deposit Shares, is agreed to be $329,430.53.

(c)	The Parties further acknowledge and agree that the Original Agreement provided that the First Payment Shares would be issued solely to Mr. Spetner. Notwithstanding anything in the Original Agreement to the contrary, in the event that the First Closing occurs, the issuance of Deposit Shares to Agudath as set forth in this Amendment shall be deemed to satisfy the obligations of the Company to issue such applicable portion of First Payment Shares to Mr. Spetner, including for purposes of Section 2.02(c) and Section 2.06(e) of the Original Agreement.

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(d)	In the event that the First Closing occurs, the Deposit Shares shall be retained by the Sellers and shall constitute payment of a portion of the First Payment Shares as set forth in Section 2(b) of this Amendment.

(e)	The Deposit Shares shall be non-refundable to the Company unless the First Closing is prevented by the Sellers.

(f)	The “First Termination Date” as set forth in the Original Agreement is hereby amended to be December 31, 2024, and Section 1.01(ww) of the Original Agreement is hereby amended as required to give effect thereto.

(g)	The Original Agreement, including without limitation Section 2.02 and Section 2.04 thereof, is hereby amended as required to give effect to the provisions of this Section 2.

3.	Miscellaneous.

(a)	Other than as amended herein, the Original Agreement shall remain in full force and effect. As of and following the Amendment Date, any reference to in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

(b)	This Amendment, and any and all claims, proceedings or causes of action relating to this Amendment or arising from this Amendment, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida.

(c)	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

Reliance Global Group, Inc.

By:	/s/ Ezra Beyman
Name:	Ezra Beyman
Title:	Chief Executive Officer

Spetner Associates, Inc.

By:	/s/ Jonathan S. Spetner
Name:	Jonathan S. Spetner
Title:	President

Jonathan S. Spetner

By:	/s/ Jonthan S. Spetner
Name:	Jonathan S. Spetner

Agudath Israel of America

By:	/s/ Moshe Danzger
Name:	Moshe Danzger
Title:	Chief Financial Officer

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